EXHIBIT 23.2
                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS






Genetic Vectors, Inc.
Miami, Florida



      We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 30, 1999 and March 3, 2000, relating to the consolidated financial statements of Genetic Vectors, Inc., appearing in the Company's Annual Report on Form 10-KSB for the years ended December 31, 1998 and 1999, respectively. Our report contains an explanatory paragraph regarding the company's ability to continue as a going concern.




/s/ BDO Seidman, LLP

BDO Seidman, LLP
Miami, Florida
November 8, 2000